Exhibit 99.1

Marvel will host a webcast today for all investors at

9:00 a.m. EDT available at: www.Marvel.com/webcasts

or www.fulldisclosure.com

MARVEL REPORTS Q2 2006 EARNINGS PER SHARE OF $0.19

- Raises 2006 EPS Guidance Range to $0.50 - $0.60 - Reflecting

Tax Benefit and Impact of Share Repurchases -

New York, New York – August 7, 2006 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the second quarter and six-month periods ended June 30, 2006.

For Q2 2006, Marvel reported net income of $16.3 million, or $0.19 per diluted share, net of a $0.01 per diluted share charge for FAS 123R share-based payments. This compares to net income of $25.8 million, or $0.24 per diluted share, in the year-ago second quarter period, which did not include any stock option expense.

Marvel Entertainment, Inc. Segment Net Sales/Operating income (in thousands)
	Three Months Ended June 30, 2006 2005		Six Months Ended June 30, 2006 2005
Licensing: Net Sales	$ 33,850	$ 43,874	$73,490	$115,100
Operating Income (1)	19,931	28,219	43,661	67,915
Publishing: Net Sales	25,101	20,864	48,945	43,282
Operating Income	10,393	7,898	19,334	16,783
Toys: Net Sales	25,412	23,402	51,986	33,902
Operating Income	3,295	13,224	7,264	17,601
Corporate Overhead:	(7,071)	(6,259)	(11,692)	(11,261)
TOTAL NET SALES	$ 84,363	$ 88,140	$174,421	$192,284
TOTAL OPERATING INCOME	$ 26,548	$ 43,082	$ 58,567	$ 91,038

(1) The six-month period in 2005 includes the impact of a $10 million, one-time charge related to the settlement of litigation with Stan Lee.

Marvel’s Chairman, Morton Handel, commented, “Marvel’s licensing based business model continued to generate strong net income and cash flow from operations during the second quarter of 2006, with returns to shareholders enhanced by the benefit of our share repurchase program. Marvel has also made important progress in developing its own slate of feature films, with the signing of respected directors to lead productions based on iconic Marvel characters such as Iron Man, The Incredible Hulk and Ant Man as well as the signing of strong talent to write scripts for Captain America, Thor and Nick Fury.

“The development of our own feature film slate underscores the transformation of Marvel as an entertainment company and leverages our very strong track record in feature film production working with studio partners. The innovative structure of our $525 million non-recourse film fund facility removes much of the cash risk from the development of our feature film slate, while providing Marvel with the full upside from these projects and their merchandising programs. Marvel Studios has a very strong team in place to direct our film development and production activities. Our first film will be Iron Man on May 2, 2008, followed by a second release in 2008. Marvel anticipates the release in 2007 of three licensed films based on major Marvel characters, including two sequels.”

Marvel Entertainment Q2 2006 Results, 8/7/06	page 2 of 7

Second Quarter Segment Review:

•

Licensing Segment net sales declined 23% from the year-ago period to $33.9 million, primarily due to lower contributions from domestic licensing and Marvel’s Spider-Man merchandising joint venture (JV) with Sony, which were partially offset by gains in the Marvel Studios operations. The $7.5 million decline in domestic merchandise licensing sales resulted from an anticipated decline in new and renewal contract sales in the second quarter. The JV had sales of only $0.7 million, primarily related to licensing overages associated with the July 2004 release of Spider-Man 2 collected in the second quarter of 2006. Marvel Studios sales increased $5.7 million, primarily as a result of a non-refundable advance for Spider-Man III received in the second quarter of 2006.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Domestic Consumer Products	$14.9	$22.9	$38.6	56.4
International Consumer Products	11.4	12.7	23.5	22.0
Spider-Man L.P. (Domestic and International)	0.7	7.1	2.7	18.1
Marvel Studios	6.9	1.2	8.7	18.6
Total Licensing Segment	$33.9	$43.9	$73.5	$115.1

Operating margins in the licensing division were 59% in Q2 2006, slightly below margins of 64% in the prior-year period due to lower domestic licensing and JV sales. The studio share expense associated with JV sales is classified as minority interest expense, and therefore, such sales have higher margins than other licensing segment sales, where the related royalty expense payable to studios is recorded within SG&A expense.

•

Marvel’s Publishing Segment net sales increased $4.3 million or 21% from the year-ago period to $25.1 million, due to higher sales of trade paperbacks and hard cover books into the direct and book market channels. In addition, comic book sales into the direct and newsstand channels increased due to strong sales associated with Civil War, a high-profile special series that has tie-ins across many established comic book series. Publishing segment operating income in Q2 2006 was $10.4 million, an operating margin of 41%, compared to $7.9 million in operating income and an operating margin of 38% in the prior-year period. Operating margins increased versus 2005 due to increased sales of comic books and trade paperbacks without commensurate cost increases.

•

The transition in Marvel’s Toy Segment net sales from toys produced by a master toy licensee in 2005 to all toy production by Marvel in 2006 contributed to an expected year-over-year increase in segment revenues. Sales in the quarter were primarily core classic Marvel character lines and led to a 9% increase in sales. The shift from sales recorded in 2005 as royalty and service fee income, with no corresponding Cost of Revenues expense, to sales recorded in 2006 as wholesale sales subject to the corresponding Cost of Revenues expense, was the principal factor in operating margins decreasing to 13% for the second quarter of 2006, as compared to 56% in last year’s period.

Marvel Entertainment, Inc. Toy Sales Summary (Unaudited) (in millions)
	Three Months Ended		Six Months Ended
	6/30/06	6/30/05	6/30/06	6/30/05
Marvel Toy Net Sales	$ 25.4	$ 3.7	$ 52.0	$ 7.8
Toy License:
- Toy Royalties	--	9.3	--	12.7
- Fees for Services Rendered	--	10.4	--	13.4
Total Toy Segment	$25.4	$ 23.4	$ 52.0	$ 33.9

Marvel Entertainment Q2 2006 Results, 8/7/06	page 3 of 7

Balance Sheet and Share Repurchase Update:

During Q2 2006 Marvel repurchased 8.4 million shares of its common stock for an aggregate price of $163 million. The Q2 2006 repurchases were financed with borrowings under Marvel’s bank credit facility as well as with cash generated from operations. Marvel had $96.7 million in borrowings under its $150 million credit facility as of June 30, 2006. As of June 30, 2006, the Company had $50.0 million remaining under its $100 million share repurchase authorization announced June 5, 2006.

Marvel Studios (Development and release dates for licensed properties are controlled by studio partners)

Licensed Marvel Character Feature Film Line-Up For 2006
Film/Character	Studio/Distributor	Status
X-Men 3	Fox	Released May 26, 2006
Licensed Marvel Character Feature Film Line-Up For 2007
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	In post-production, February 16, 2007 release
Spider-Man 3	Sony	In production, May 4, 2007 release
Fantastic Four 2	Fox	In early pre-production, June 15, 2007 release (1)
Film Projects Being Developed by Marvel (Partial List) The first two films are anticipated for release in 2008.
Film/Character	Studio	Status
Ant-Man	Marvel	Writer and director engaged
Captain America	Marvel	Writer engaged
The Incredible Hulk	Marvel	Writer and director engaged (1)
Iron Man	Marvel	Writer and director engaged, slated for May 2, 2008 (1)
Nick Fury	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers, Black Panther, Cloak & Dagger, Doctor Strange, Hawkeye, Power Pack and Shang-Chi are also projects to be developed by Marvel.
Licensed Marvel Character Film Development Pipeline (Partial List)
Film/Character	Studio/Distributor	Status
Wolverine	Fox	TBD
The Punisher 2	Lions Gate	TBD
Magneto	Fox	TBD
Namor	Universal	TBD
Luke Cage	Sony	TBD
Marvel Character Animated TV Projects in Development
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30 minute episodes airing in 2006; U.S. distribution expected on Cartoon Network
Wolverine	First Serve Toonz (India)	26, 30 minute episodes in development
Iron Man	Method Films (France)	26, 30 minute episodes in development
Marvel Character Animated Direct-to-Video Projects in Development

Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Titles include: Ultimate Avengers (released February 21, 2006), Ultimate Avengers 2 (scheduled for August 8, 2006), Iron Man and Doctor Strange.

Marvel Character Live Action TV Projects (Partial List)
Blade, began airing on Spike TV in June 2006 (1); Alter Ego and Skrull Kill Krew in development.

Marvel Entertainment Q2 2006 Results, 8/7/06	page 4 of 7

2006 Video Game Releases (Release date controlled by Publishing partner)
Publisher	Character group	Release
Activision	X-Men 3	Released Q2 2006 (1)
Activision	Marvel: Ultimate Alliance	To be released Q4 2006 (1)
(1)	Represents a change from the previously supplied schedule

TBD = To Be Determined

Guidance and Drivers: Cash flow from operations is expected to exceed $120 million in 2006 as cash payments from licensing contracts executed in prior years are made to the Company. Strength in the licensing segment is being largely offset by sales and profitability declines in the toy segment resulting from a disruption in production and resulting sales decline. Second quarter results benefited from a one-time lower tax rate of 29% which resulted from reductions in tax reserves related to a recent state tax ruling. Marvel is revising its 2006 guidance ranges, as highlighted below, due to the benefit from lower taxes in Q2 2006 and the positive impact of share repurchase activity.

Marvel Entertainment – Financial Guidance
(in millions, except per-share amounts)	Updated 2006 Guidance	Previous 2006 Guidance(2)	2005 Actual (1)
Net sales	$320 - $350	$320 - $350	$390
Net income (3)	$43 - $53	$40 - $53	$103
Diluted EPS (3)	$0.50 - $0.60	$0.46 - $0.57	$0.97

(1) FY 2005 net income and diluted EPS include a one-time charge of approximately $12.5 million associated with the early termination of Marvel’s toy licensee, Toy Biz Worldwide Ltd.

(2) Previous 2006 guidance ranges were provided on May 5, 2006.

(3) 2006 net income and diluted EPS reflect $6.5 million (pre-tax) in non-cash expenses related to the implementation of FAS 123R.

2006 Financial Guidance:

Marvel’s financial guidance reflects the following factors:

•	Nominal contributions from the X-Men 3 feature film released in May 2006.
•	Modest expected initial contributions from animated projects: Ultimate Avengers direct-to-DVD and the Fantastic Four animated television series.
•	Contributions from wholesale sales of X-Men 3 movie, Curious George and Marvel Legends toys.
•	$3 - $4 million expected from the Spider-Man merchandising joint venture, $2.7 million of which was recorded in 1H 2006 (compared to roughly $24.7 million in 2005).
•	Studio revenues of $10 - $13 million, $8.7 million of which was recorded in 1H 2006 (compared to $25 million in 2005).
•	Continued, modest top-line and bottom-line growth from the publishing division.
•	Up to $5 million in incremental expenses related to the expansion of activities and infrastructure within the Marvel Studio operations.
•	Marvel’s guidance assumes no further share repurchases during the second half of 2006.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting in its interim financial results from period to period and could have a material impact on quarterly results as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Entertainment, Inc.

With a library of over 5,000 characters, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused on utilizing its character franchises in licensing, entertainment, publishing and toys. Areas of emphasis include feature films, DVD/home video, consumer products, video games, action figures and role-playing toys, television and promotions. Rooted in the creative success of over sixty years of comic book publishing, Marvel's strategy is to leverage its character franchises in a growing array of opportunities around the world. For more information visit www.marvel.com .

Marvel Entertainment Q2 2006 Results, 8/7/06	page 5 of 7

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, transition difficulties between licensees, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China.

In addition, in connection with Marvel’s studio operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s or Marvel Studios’ financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity which could interrupt film production, (v) that Marvel Studios has not, in the past, produced film projects on its own, (vi) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor, (ix) that Marvel will depend on its distributor for the implementation of internal controls related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (xi) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xii) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick – SVP Corporate Development	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Entertainment Q2 2006 Results, 8/7/06	page 6 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

Three Months Ended			Six Months Ended
June 30,			June 30,
2006		2005	2006	2005

Net sales	$84,363	$88,140	$174,421	$192,284

Costs and expenses:
Cost of revenues (excluding depreciation expense)	22,873	11,136	46,756	23,440
Selling, general and administrative	32,499	33,214	66,277	76,911
Depreciation and amortization	3,659	1,110	5,952	2,143
Total costs and expenses	59,031	45,460	118,985	102,494
Other income, net	1,216	402	3,131	1,248
Operating income	26,548	43,082	58,567	91,038
Interest expense	3,719	–	6,953	–
Interest income	636	1,413	1,072	2,572
Income before income taxes and minority interest	23,465	44,495	52,686	93,610
Income tax expense	6,976	17,099	18,213	35,963
Minority interest in consolidated joint venture	192	1,609	667	4,139
Net income	$16,297	$25,787	$33,806	$53,508

Basic earnings per share attributable to common stock	$0.20	$0.25	$0.40	$0.52
Weighted average number of basic shares outstanding	81,393	102,699	83,741	103,625

Diluted earnings per share attributable to common stock	$0.19	$0.24	$0.38	$0.49
Weighted average number of diluted shares outstanding	86,746	109,428	89,148	110,328

Marvel Entertainment Q2 2006 Results, 8/7/06	page 7 of 7

MARVEL ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$10,997	$24,227
Restricted cash	5,186	8,383
Short–term investments	–	15,139
Accounts receivable, net.	59,777	59,108
Inventories, net.	13,614	9,177
Deferred income taxes, net	19,553	19,553
Prepaid expenses and other current assets.	4,996	4,785
Total current assets	114,123	140,372

Molds, tools and equipment, net	7,363	5,659
Product and package design costs, net	3,583	1,023
Goodwill	341,708	341,708
Accounts receivable, non–current portion	24,495	20,290
Income tax receivable	50, 675	–
Deferred income taxes, net	39,262	36,460
Deferred financing costs	18,261	20,751
Advances to joint venture partner	6,267	3,489
Other assets	8,283	3,794

Total assets	$614,020	$573,546

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.	$6,913	$3,724
Accrued royalties	69,994	65,891
Accrued expenses and other current liabilities	31,930	57,360
Income taxes payable	2,144	12,295
Deferred revenue	75,381	10,865
Total current liabilities	186,362	150,135
Deferred revenue, non-current portion	87,850	24,787
Credit Facility	96,700	–
Film slate facility obligation	28,000	25,800
Other liabilities	10,235	12,224
Total liabilities.	409,147	212,946

Commitments and Contingencies (Note 8)

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 126,714,170 issued and 79,619,949 outstanding in 2006 and 121,742,534 issued and 90,205,853 outstanding in 2005	1,267	1,217
Deferred stock compensation	–	(6,242)
Additional paid-in capital	686,256	594,873
Retained earnings	203,568	169,762
Accumulated other comprehensive loss.	(3,332)	(3,474)
Total stockholders’ equity before treasury stock	887,759	756,136
Treasury stock, at cost, 47,094,221 shares in 2006 and 31,536,681 shares in 2005	(682,886)	(395,536)
Total stockholders’ equity	204,873	360,600

Total liabilities and stockholders’ equity	$614,020	$573,546

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